Camera di Commercio Industria,
Artigianato e Agricoltura di MILANO

Visura ordinaria societa' di capitale

FLURIDA GROUP EUROPEAN S.R.L.

Forma giuridica:	SOCIETA' A RESPONSABILITA' LIMITATA CON UNICO SOCIO
Sede legale:	MILANO (MI) VIA BOCCACCIO GIOVANNI 14 cap 20123
Codice fiscale:	05943710961
Numero REA:	MI - 1860649
	Impresa in fase di aggiornamento

Indice del documento

Sede

Iscrizione REA Numero repertorio economico amministrativo (REA): 1860649

Sede legale MILANO (MI)
VIA BOCCACCIO GIOVANNI 14 cap 20123

Informazioni da statuto/atto costitutivo

Estremi di costituzione

Iscrizione Registro Imprese Codice fiscale e numero d'iscrizione: 05943710961
del Registro delle Imprese di MILANO
Data iscrizione: 03/12/2007

Sezioni Iscritta nella sezione ORDINARIA il 03/12/2007

Informazioni costitutive Data atto di costituzione: 22/11/2007

Sistema di amministrazione e controllo

Durata della società Data termine: 31/12/2050

Scadenza esercizi Scadenza primo esercizio: 31/12/2007
Scadenza esercizi successivi: 31/12
Giorni di proroga dei termini di approvazione del bilancio: 60

Sistema di amministrazione e controllo contabile Sistema di amministrazione adottato: AMMINISTRAZIONE PLURIPERSONALE COLLEGIALE

Forme amministrative **CONSIGLIO DI AMMINISTRAZIONE** (in carica)

Oggetto sociale

Oggetto sociale OGGETTO SOCIALE:
LA SOCIETA' HA PER OGGETTO LO SVOLGIMENTO DELLE SEGUENTI ATTIVITA'. LA COMMERCIALIZZAZIONE ALL'INGROSSO ED AL DETTAGLIO - ANCHE MEDIANTE IMPORTAZIONE ED ESPORTAZIONE - DI COMPONENTI E PARTI (IVI INCLUSI GLI STRUMENTI DI CONTROLLO ELETTRONICO) DESTINATI AL SETTORE ELETTRODOMESTICO, A CONDIZIONATORI E CLIMATIZZATORI ANCHE INDUSTRIALI, A SISTEMI DI REFRIGERAZIONE ED AL SETTORE COMPONENTISTICO PER LE AZIENDE AUTOMOBILISTICHE; DI MATERIALI, COMPONENTI E PRODOTTI DESTINATI AI SETTORI INDUSTRIALI DI CUI SOPRA E DI MATERIALI GREZZI, SEMILAVORATI E LAVORATI, PER L'INDUSTRIA IN GENERE; LA LAVORAZIONE ED ASSEMBLAGGIO DI PARTI E/O COMPONENTI PER LA REALIZZAZIONE DI APPARECCHI DESTINATI AI SETTORI INDUSTRIALI DI CUI SOPRA.
LA SOCIETA' PUO' COMPIERE, IN VIA STRUMENTALE AL RAGGIUNGIMENTO DELL'OGGETTO SOCIALE, SINGOLI ATTI ED OPERAZIONI DI NATURA MOBILIARE, IMMOBILIARE, INDUSTRIALE, COMMERCIALE E FINANZIARIA RITENUTI DALL'ORGANO AMMINISTRATIVO NECESSARI OD UTILI ALLA REALIZZAZIONE DELL'OGGETTO SOCIALE, IVI INCLUSI

L'ASSUNZIONE DI AGENZIE, COMMISSIONI, RAPPRESENTANZE E MANDATI E L'ASSUNZIONE, DIRETTAMENTE OD INDIRETTAMENTE, DI STABILI PARTECIPAZIONI ED INTERESSENZE IN SOCIETA' OD IMPRESE AVENTI OGGETTO ANALOGO, AFFINE O COMUNQUE CONNESSO AL PROPRIO E LA PRESTAZIONE DI GARANZIE REALI E PERSONALI ANCHE A FAVORE DI TERZI, PURCHE', PER QUANTO CONCERNE L'ATTIVITA' FINANZIARIA, NON NEI CONFRONTI DEL PUBBLICO ED IL TUTTO CON ESCLUSIONE DELLE ATTIVITA' COMUNQUE RISERVATE AI SOGGETTI CON I REQUISITI PREVISTI DAI D. LGS. 1 SETTEMBRE 1993 N. 385, 23 LUGLIO 1996, N. 415 E 24 FEBBRAIO 1998 N. 58, NONCHE' LE ATTIVITA' PREVISTE DALLA LEGGE 23 NOVEMBRE 1939 N. 1815, LORO MODIFICAZIONI ED INTEGRAZIONI.

Poteri

Poteri associati alla carica di CONSIGLIO D'AMMINISTRAZIONE

ALL'ORGANO AMMINISTRATIVO COMPETONO TUTTI I POTERI PER LA GESTIONE ORDINARIA E STRAORDINARIA DELLA SOCIETA'.
IL CONSIGLIO DI AMMINISTRAZIONE, NEI LIMITI PREVISTI DALLA LEGGE, PUO' DELEGARE LE PROPRIE ATTRIBUZIONI AD UNO O PIU' AMMINISTRATORI, DETERMINANDO I LIMITI DELLA DELEGA.
LA RAPPRESENTANZA DELLA SOCIETA' SPETTA AL PRESIDENTE DEL CONSIGLIO.
POSSONO ESSERE NOMINATI INSTITORI O PROCURATORI PER SINGOLI, DETERMINATI ATTI O CATEGORIE DI ATTI.

Ripartizione degli utili e delle perdite tra i soci

ARTT. 32 E 33 DELLO STATUTO SOCIALE.

Altri riferimenti statutari

Clausole di prelazione

Informazione presente nello statuto/atto costitutivo

Capitale e strumenti finanziari

Capitale sociale in EURO

Deliberato: 23.000,00
Sottoscritto: 23.000,00
Versato: 23.000,00
Conferimenti in DENARO

Soci e titolari di diritti su quote e azioni

Elenco dei soci e degli altri titolari di diritti su azioni o quote sociali al 22/11/2007

Pratica con atto del 22/11/2007

Data deposito: 30/11/2007
Data protocollo: 03/12/2007
Numero protocollo: MI-2007-414975

Capitale sociale

Capitale sociale dichiarato sul modello con cui è stato depositato l'elenco dei soci: 23.000,00 EURO

PROPRIETA' Quota di nominali: 23.000,00 EURO

DING JIANFENG
Codice fiscale: DNGJFN57M06Z210Z
Cittadinanza: CINA
Tipo di diritto: PROPRIETA'

Amministratori

Forma amministrativa adottata

CONSIGLIO DI AMMINISTRAZIONE

Numero amministratori in carica: 2
Durata in carica: FINO ALLA REVOCA

Elenco amministratori

CONSIGLIERE SOCIO UNICO PRESIDENTE CONSIGLIO AMMINISTRAZIONE

DING JIANFENG
Nato a SHAANXICINA il 06/08/1957
Codice fiscale: DNGJFN57M06Z210Z
Cittadinanza CINA
Residenza: MILANO (MI) VIA BOCCACCIO GIOVANNI 14 cap 20123

Cariche e poteri

CONSIGLIERE nominato con atto del 22/11/2007
Durata in carica: FINO ALLA REVOCA
Data presentazione carica: 30/11/2007
SOCIO UNICO
Iscritto nel libro dei soci dal 22/11/2007

PRESIDENTE CONSIGLIO AMMINISTRAZIONE nominato con atto del 22/11/2007
Durata in carica: FINO ALLA REVOCA

CONSIGLIERE

BARBIERI GIAN FRANCO
Nato a SUSA (TO) il 27/01/1939
Codice fiscale: BRBGFR39A27L013F
Residenza: MILANO (MI) VIA BERGOGNONE 31 cap 20144

Cariche e poteri

CONSIGLIERE nominato con atto del 22/11/2007
Durata in carica: FINO ALLA REVOCA
Data presentazione carica: 30/11/2007

Attività, albi ruoli e licenze

Attività

Stato attività Impresa INATTIVA

Aggiornamento impresa

Data ultimo protocollo: 17/12/2007

STUDIO NOTARILE
Dott. Monica Ray
NOTAIO
via Aurelio Saffi n. 23 - 20123 Milano
Tel. 02 48029044 Fax 02 48029126

Certifico io sottoscritto dott. Monica Ray, Notaio in Milano, iscritto presso il Collegio Notarile di Milano che con atto a mio rogito in data odierna il signor Ding JIANFENG, nato a Shaanxi (Cina), il 6 agosto 1957, codice fiscale italiano DNG JFN 57M06 Z210Z ha ceduto alla società FLURIDA GROUP, INC., con sede legale in Carson City (Nevada), 502 East John Street, sede operativa Neperville (Illinois, Stati Uniti d'America), 800 West Fifth Avenue, Suite 210, domiciliata in Milano (Italia), via Giovanni Boccaccio n. 14, codice fiscale italiano 05968650969 l'intera propria partecipazione nella società **FLURIDA GROUP EUROPEAN S.R.L.**, con sede in Milano, via Giovanni Boccaccio n. 14, iscritta al n. 1860649 R.E.A. presso la C.C.I.A.A. di Milano, n. di iscrizione nel Registro delle Imprese di Milano e codice fiscale 05943710961 pari a nominali euro 23.000,00 (ventitremila) e che pertanto l'intero capitale sociale della FLURIDA GROUP EUROPEAN S.R.L. risulta assunto dalla società FLURIDA GROUP, INC.

Milano, 27 dicembre 2007

Notaio Monica Ray

MONICA RAY DI CLAUDIO NOTAIO IN MILANO